UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 21, 2007
IKON Office Solutions, Inc.
(Exact name of registrant as specified in its charter)

OHIO	File No. 1-5964	23-0334400

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

70 Valley Stream Parkway, Malvern, Pennsylvania	19355

Registrant’s telephone number, including area code: (610) 296-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On February 21, 2007, IKON Office Solutions, Inc. (the “Company”) issued a press release announcing the election of Hellene S. Runtagh as a new member of the Board of Directors at the Company’s Annual Meeting of Shareholders held earlier that day (the “Annual Meeting”). A copy of this press release is furnished as Exhibit 99.1 to this report.
Submission of Matters to a Vote of Security Holders
At the Annual Meeting, the Company’s shareholders approved the (i) election of the Company’s eleven director nominees, and (ii) ratification of the Company’s selection of PricewaterhouseCoopers LLP (“PwC”) as its independent auditor for the fiscal year ending September 30, 2007. Proxies were solicited for the Annual Meeting pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.
The results of the director elections are set forth in the table below.

Director	Votes For	Votes Withheld
Matthew J. Espe, Chairman, President, and Chief Executive Officer	114,841,307	2,679,202
Philip E. Cushing, Director	116,978,702	541,807
Thomas R. Gibson, Lead Independent Director	116,949,044	571,465
Richard A. Jalkut, Director	112,942,030	4,578,479
Arthur E. Johnson, Director	117,001,102	519,407
Kurt M. Landgraf, Director	114,290,535	3,229,974
Gerald Luterman, Director	114,524,269	2,996,240
William E. McCracken, Director	116,974,356	546,153
William L. Meddaugh, Director	114,545,897	2,974,612
Hellene S. Runtagh, Director Nominee	117,003,667	516,842
Anthony P. Terracciano, Director	114,542,033	2,978,476
The voting results of the PwC ratification are set forth in the table below.

Proposal	Votes For	Votes Against	Abstentions
PwC Ratification	116,638,605	156,696	725,208

Item 9.01.	Financial Statements and Exhibits.
The following exhibit shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K:
     99.1     Press Release dated February 21, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IKON OFFICE SOLUTIONS, INC.
By:	/S/ ROBERT F. WOODS
Robert F. Woods
Senior Vice President and Chief Financial Officer

Dated: February 22, 2007